UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 6, 2016

Date of Report (Date of earliest event reported)

KSIX MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52522	98-0550352
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10624 S. Eastern Ave., Suite A-910 Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 701-8030

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

Series “A” Preferred Stock- Certificate of Designation

On May 6, 2016, the Company, pursuant to the consent of the board of directors filed a Certificate of Designation with the Nevada Secretary of State which designated 10,000,000 shares of the Company’s authorized preferred stock as Series “A” Preferred Stock, par value $0.001. The Series “A” Preferred Stock has the following attributes:

●	Ranks Senior only to any other class or series of designated and outstanding preferred shares of the Company;

●	Bears no dividend;

●	Has no liquidation preference, other than the ability to convert to common stock of the Company;

●	The Company does not have any rights of redemption;

●	Voting rights equal to ten shares of common stock for each share of Series “A” Preferred Stock;

●	Entitled to same notice of meeting provisions as common stock holders;

●	Protective provisions require approval of 75% of the Series “A” Preferred Shares outstanding to modify the provisions or increase the authorized Series “A” Preferred Shares; and

●	Each ten Series “A” Preferred Shares can be converted into one common share at the option of the holder.

Series “A” Preferred Stock - Issuance

On May 6, 2016, upon filing the Certificate of Designation which designated 10,000,000 shares of the Company’s $0.001 par value preferred stock as Series “A”, the board of directors authorized the Company to issue all 10,000,000 shares of Series “A” Preferred Stock to Carter Matzinger, Chief Executive Officer and Chairman of the Board of Directors, for services previously rendered.

The Company valued these shares based upon their conversion rate of 10 shares of preferred stock for each share of common stock based on the market price of the common stock as of March 30, 2016 of $0.18 per share. The Company has recorded accrued compensation expense for the three months ended March 31, 2016 in the amount of $180,000.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not Applicable

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 – Preferred Stock, Series “A” NVSOS Designation and Written Consent dated May 6, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC.

DATE: August 1, 2016	By:	/s/ Carter Matzinger
	Name:	Carter Matzinger
	Title:	President and Chief Executive Officer